EXHIBIT 5.1

May 29, 1997


Board of Directors
Security Bank Holding Company
170 S. Second St.
Coos Bay, Oregon  97420

         Re:      Form S-8 Registration of 1995 Stock Option Plan

Gentlemen:

         This firm is special counsel to Security Bank Holding Company, an Oregon corporation, (the "Company") and, in that capacity we have assisted in the preparation of certain documents relating to the potential issuance of 276,000 shares of the Company's common stock ("Shares") in accordance with the Company's 1995 Stock Option Plan (the "Plan"), including the Company's Registration Statement on Form S-8 (the "Registration Statement").

         In the course of our representation as described above, we have examined the Plan, the Registration Statement as prepared for filing with the Securities and Exchange Commission and related documents and correspondence. We have received from officers of the Company having custody thereof, and have reviewed, the Articles of Incorporation and Bylaws of the Company, and any amendments, and minutes of certain meetings of the Company's Board of Directors and of its shareholders. We have received from the officers of the Company certificates containing representations concerning certain facutal matters relevant to this opinion. We have received certificates from, and have had conversations with, public officials in those jurisdictions in which we have deemed it appropriate.

         We have relied as to matters of fact upon the above certificates, documents and investigation. We have assumed without investigation the genuineness of all signatures, the authenticity and completeness of all of the documents submitted to us as originals and the conformity to authentic and complete original documents submitted to us as certified or photostatic copies.

         Based upon and subject to all of the foregoing, we are of the opinion that:

                  The Shares have been validly authorized, and when (i) the Registration Statement has become effective and such state securities laws as may be applicable have been complied with, and (ii) the Shares have been delivered against payment therefor as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

         This opinion is solely for your information and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person, without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                Very truly yours,



                                FOSTER PEPPER & SHEFELMAN PLLC




Portland, Oregon
May 29, 1997